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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FOR 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):                  May 27, 1997

                          PACIFIC GULF PROPERTIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland                        1-12546                   33-0577520
(STATE OR OTHER            (COMMISSION FILE            (I.R.S. EMPLOYER
JURISDICTION OF                  NUMBER                IDENTIFICATION NO.)
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   4220 Von Karman Avenue, Second Floor, Newport Beach, California 92660-2002
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714) 223-5000

           363 San Miguel Drive, Newport Beach, California 92660-7805
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




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ITEM 5.   OTHER EVENTS.

                On May 27, 1997, Pacific Gulf Properties Inc. (the "Company") entered into an agreement to issue 1,411,765 shares of Class B Senior
Cumulative Convertible Preferred Stock (the "Class B Preferred Shares") to Five
Arrows Realty Securities L.L.C. ("Five Arrows") at a price of $21.25 per share. The Company is obligated to issue the Class B Preferred Shares over the course of 1997 in a maximum of three separate issuances, the timing of which may be specified by the Company. Upon each issuance of Class B Preferred
Shares, the Company is required to pay a transaction fee of $0.75 per share being issued. As a part of this transaction, Five Arrows agreed to waive certain availability fees that were charged to the Company if all of the shares of Class A Senior Cumulative Convertible Preferred Stock (the "Class A
Preferred Shares") were not issued before July 1, 1997.  Additionally, Five
Arrows agreed that it would not transfer any shares of Class A Preferred Shares or Class B Preferred Shares, or any shares of Common Stock into which such shares of Preferred Stock have been converted, until June 30, 1998. Management believes the issuance of the Class B Preferred Shares will provide the Company with ready access to additional capital in order to complete additional acquisitions or to provide additional working capital.

                The terms of the Class B Preferred Shares are substantially similar to those of the Class A Preferred Shares, except that (i) the liquidation preference of the Class B Preferred Shares is $21.25 per share
(plus accumulated, accrued and unpaid dividends) and (ii) Five Arrows will not be entitled to designate any additional representatives to the Company's Board of Directors while it owns both the Class A Preferred Shares and the Class B
Preferred Shares.

                On June 16, 1997, the Company moved its principal executive offices from 363 San Miguel Drive, Newport Beach, California 92660-7805 to 4220
Von Karman Avenue, Second Floor, Newport Beach, California 92660-2002. Its new telephone number is (714) 223-5000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                99.1 Investment Agreement, dated as of May 27, 1997, between the Company and Five Arrows.

                99.2 Articles Supplementary Classifying 1,411,765 Shares of the Company's Preferred Stock as Class B Senior Cumulative Convertible
Preferred Stock.

                99.3  Form of Operating Agreement, between the Company and Five
Arrows, to be entered into upon the first issuance of Class B Preferred Shares.

                99.4 Form of Amended and Restated Agreement and Waiver, between the Company and Five Arrows, to be entered into upon the first issuance of Class
B Preferred Shares.


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                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PACIFIC GULF PROPERTIES INC., a
                                        Maryland corporation


                                        By:  /s/ DONALD G. HERRMAN
                                           ----------------------------
                                        Name: Donald G. Herrman
                                        Title: Chief Financial Officer

June 26, 1997



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